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                                                                    EXHIBIT 3.3




                             EPIC RESORTS, LLC



                                  BY-LAWS

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                             EPIC RESORTS, LLC


                                  BY-LAWS



                                 ARTICLE I

                                  NOTICES

     Section 1. GENERALLY. Whenever by law or under the provisions of the Certificate of Formation, the Operating Agreement or these by-laws, notice is required to be given to any manager or member, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such manager or member, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to managers may also be given by telegram or telephone.

     Section 2. WAIVERS. Whenever any notice is required to be given by law or under the provisions of the Certificate of Formation, the Operating Agreement or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                 ARTICLE II

                                  OFFICERS

     Section 1. GENERALLY. The officers of the Company shall be elected by the Managing Member and shall consist of a President, a Secretary and a Treasurer. The Managing Member may also choose any or all of the following: one or more Vice Presidents, a Controller, a General Counsel and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

     Section 2. COMPENSATION. The compensation of all officers and agents of the Company who are also managers of the Company shall be fixed by the Managing Member. The Managing Member may delegate the power to fix the compensation of other officers and agents of the Company to an officer of the Company.

     Section 3. SUCCESSION. The officers of the Company shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Managing Member may be removed at any time by the Managing Member. Any vacancy occurring in any office of the Company may be filled by the Managing Member.

     Section 4. AUTHORITY AND DUTIES. Each of the officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Managing Member in a resolution which is not inconsistent with these by-laws.

     Section 5. EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO OTHER COMPANIES. The President shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Managing Member, (a) to execute, on behalf of the Company, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Company,


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applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other company in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities of such other company. In addition, the President may delegate to other officers, employees and agents of the Company the power and authority to take any action which the President is authorized to take under this Section 5, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.


                                ARTICLE III

                                   UNITS

     Section 1. CERTIFICATES. Certificates representing Units of the Company shall be in such form as shall be determined by the Managing Member, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Company, and such certificate shall exhibit the holder's name and the number of Units and shall be signed by, or in the name of the Company by the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.


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     Section 2.  TRANSFER.  Upon surrender to the Company or the transfer agent of the Company of a certificate for Units duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.


                                 ARTICLE IV

                                 AMENDMENTS

     Section 1. AMENDMENTS. These by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the Managing Member or the holders of 66 2/3% of the outstanding Units.


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                             EPIC RESORTS, LLC

                                  BY-LAWS

                              TABLE OF CONTENTS


                                                                               Page
                                                                               ----
ARTICLE I - NOTICES

     Section 1.     Generally. . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 2.     Waivers. . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - OFFICERS

     Section 1.     Generally. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 2.     Compensation . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 3.     Succession . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 4.     Authority and Duties . . . . . . . . . . . . . . . . . . .   2
     Section 5.     Execution of Documents and Action with Respect
                    to Securities of Other Corporations. . . . . . . . . . . .   2

ARTICLE III - UNITS

     Section 1.     Certificates . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.     Transfer . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 3.     Lost, Stolen or Destroyed Certificates . . . . . . . . . .   4

ARTICLE IV - AMENDMENTS

     Section 1.     Amendments . . . . . . . . . . . . . . . . . . . . . . . .   4


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